OPPENHEIMER QUEST FOR VALUE FUNDS

(Small Cap Fund, Growth & Income Fund, Opportunity Fund and Officers Fund)

Amendment to By-laws: Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Investment Advisory Agreement dated 5/27/97: Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Amendment dated 10/22/97 to Investment Advisory Agreement: Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Subadvisory Agreement with respect to the Small Cap Fund dated 11/5/97: Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Subadvisory Agreement with respect to the Growth & Income Fund dated 11/5/97:
Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Subadvisory Agreement with respect to the Opportunity Fund dated 11/5/97:
Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.

Subadvisory Agreement with respect to the Officers Fund dated 11/5/97:
Filed with Post-Effective Amendment No. 41, 11/21/97, to Registration Statement on Form N-1A of Oppenheimer Quest For Value Funds (Reg. No. 33-15489) and incorporated herein by reference.